Exhibit 5.1
October 29, 2009

(303) 298-5700	C 22847-00011
(303) 298-5907
Dresser-Rand Group Inc.
West8 Tower, Suite 1000
10205 Westheimer Rd.
Houston, Texas 77042

Re:	Dresser-Rand Group Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-3 (the “Registration Statement”) of Dresser-Rand Group Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, in connection with the offering from time to time by the Company of the following: (i) one or more series of its debt securities (the “Debt Securities”), which may include guarantees of the Debt Securities (the “Guarantees”) by direct and indirect subsidiaries of the Company (the “Guarantors”), (ii) shares of its Preferred Stock, par value $.01 per share (the “Preferred Stock”), (iii) shares of its Common Stock, par value $.01 per share (the “Common Stock”), (iv) depositary shares of the Company, each representing a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”), which will be issued under one or more deposit agreements (each a “Deposit Agreement”), (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or units of two or more of these types of securities (the “Warrants”), which will be issued under one or more warrant agreements (each a “Warrant Agreement”) to be entered into between the Company and a financial institution identified therein as warrant agent, (vi) stock purchase contracts, including contracts obligating holders to purchase from the Company, and obligating the Company to sell to the holders, shares of Common Stock, Preferred Stock or Depositary Shares (the “Stock Purchase Contracts”), (vii) stock purchase units, each representing ownership of a Stock Purchase Contract and one or more series of Debt Securities, Preferred Stock, Depositary Shares, debt obligations of third parties or other securities (the “Stock Purchase Units”), which will be

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October 29, 2009

issued under one or more unit agreements (each a “Unit Agreement”) to be entered into between the Company and a financial institution identified therein and (viii) units of the securities described above. The foregoing securities are herein collectively referred to as the “Securities.”
     We have examined the originals, or photostatic or certified copies, of such records of the Company and the Guarantors and certificates of officers of the Company and the Guarantors and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
     Based upon the foregoing examination and in reliance thereon, and subject to completion of the corporate or other entity action required to be taken by the Company and the Guarantors based on the type of Security being issued (including, with respect to any Preferred Stock and any Depositary Shares, the due authorization, approval and filing of a Certificate of Designations with respect thereto), the due execution and delivery of the relevant indenture or supplemental indenture pursuant to which any Debt Securities may be issued (each an “Indenture”), the due execution and delivery of each Warrant Agreement, Deposit Agreement, Stock Purchase Contract and Unit Agreement relating to the applicable Securities, and the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that:
          1. When the Debt Securities and related Guarantees shall have been executed and authenticated as specified in the relevant Indenture and offered and sold as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated in the Registration Statement, including the Offering Documents (as hereinafter defined) relating to any such Debt Securities and related Guarantees, the Debt Securities and related Guarantees will be legal, valid and binding obligations of the Company and the Guarantors, respectively, subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.

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October 29, 2009

          2. When the Preferred Stock shall have been issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated in the Registration Statement, including the Offering Documents relating to the applicable series of such Preferred Stock, the Preferred Stock will be validly issued, fully paid and nonassessable.
          3. When the Common Stock shall have been issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting, purchase, distribution or similar agreement, and in a manner contemplated in the Registration Statement, including the Offering Documents relating to the applicable offering of such Common Stock (including an offering through other convertible Securities), the Common Stock will be validly issued, fully paid and nonassessable.
          4. When the Depositary Shares shall have been issued and sold in accordance with the terms of the applicable Deposit Agreements, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated in the Registration Statement, including the Offering Documents relating to the applicable offering of such Depositary Shares, the Depositary Shares will be validly issued, fully paid and nonassessable.
          5. When the Warrants shall have been executed and delivered in accordance with the terms of the applicable Warrant Agreements, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated in the Registration Statement, including the Offering Documents relating to the applicable offering of such Warrants, the Warrants will be valid and binding obligations of the Company, subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.
          6. When the Stock Purchase Contracts and Stock Purchase Units shall have been executed and delivered by the Company, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated by the Registration Statement, including the Offering Documents relating to the applicable offering of such Stock Purchase Contracts or Stock Purchase Units, the Stock Purchase Contracts and Stock Purchase Units will be valid and binding obligations of the

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October 29, 2009

Company, enforceable in accordance with their terms, subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law.
     The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Security:
     (a) the Board of Directors or other authorized governing body of the Company and, if applicable, the Guarantors shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate or other entity action to approve the issuance and sale of such Security in conformity with the certificates or articles of incorporation and bylaws or other constituent instruments of the Company and, if applicable, the Guarantors, each as amended through such time (subject to the further assumptions that such instruments have not been amended from the date hereof in a manner that would affect any of the opinions rendered herein and that any limited liability company agreement or partnership agreement of any Guarantor constitutes a valid and binding obligation of each party thereto, enforceable against it in accordance with its terms), and such authorization shall remain in effect and unchanged at all times during which such Security is offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);
     (b) the Registration Statement, and any amendments thereto (including post-effective amendments) will have been filed under the Securities Act and the effectiveness thereof upon such filing shall not have been terminated or rescinded;
     (c) a preliminary prospectus supplement, a final prospectus supplement and one or more free writing prospectuses (collectively, the “Offering Documents”) will have been prepared and filed with the SEC describing the Securities offered thereby;
     (d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Offering Documents and there will not have occurred any change in law affecting any of the opinions rendered herein;
     (e) upon issuance of the Common Stock or Preferred Stock, including upon exercise or conversion of any Security exercisable for or convertible into Common Stock or Preferred Stock,

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October 29, 2009

the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue;
     (f) with respect to Debt Securities and Guarantees, the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the SEC (to the extent not previously filed); and
     (g) in the case of an Indenture, Warrant Agreement, Stock Purchase Contract, Unit Agreement, Certificate of Designations, Deposit Agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect any of the opinions rendered herein.
     We render no opinion herein as to matters involving the laws of any jurisdiction other than (i) the State of New York, the United States of America and the Delaware General Corporation Law and (ii) for purposes of paragraph 1 as it applies to any Guarantor, the Delaware Limited Liability Company Act. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law and the Delaware Limited Liability Company Act as currently in effect and have made such inquiries as we consider necessary to render the opinions with respect thereto. We have assumed without independent investigation that the operating agreement of each Guarantor that is a Delaware limited liability company constitutes a legal, valid and binding obligation of each party thereto, enforceable against it in accordance with its terms; to the extent our opinions in paragraph 1 above are dependent on the interpretation of such agreement, they are based on the plain meaning of the provisions thereof in light of the Delaware Limited Liability Company Act. Without limitation, we do not express any opinion regarding any Delaware contract law. This opinion is limited to the effect of the current state of the laws of the State of New York and the United States of America and, to the limited extent set forth above, the Delaware General Corporation Law and the Delaware Limited Liability Company Act, the current judicial interpretations thereof and to the facts as they exist on the date hereof. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.
     With respect to our opinions in paragraph 1 above, we express no opinion regarding (i) any waiver of stay, extension or usury laws or of unknown future rights or (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws.
     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration

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October 29, 2009

Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.
Very truly yours,
/s/ GIBSON, DUNN & CRUTCHER LLP